UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. __)

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☐ Preliminary Proxy Statement
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TEMPUR-PEDIC INTERNATIONAL INC.

(Name of Registrant as Specified In Its Charter)

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Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be held on 5/6/08.

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

The following materials are available for view.

Notice and Proxy Statement / Form 10-K

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TEMPUR-PEDIC INTERNATIONAL, INC. 1713 JAGGIE FOX WAY LEXINGTON, KY 40511

Vote in Person
Many stockholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting ttendance. At the Meeting you will need to request a ballot to vote these shares.
1-BROADRIDGEXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX40
2-FINANCIAL SOLUTIONSXXXXXXXXXXXXXXXXXXXXXXX40
3-ATTESTATION:XXXXXXXXXXXXXXXXXXXXXXXXXXXXX40
4-TEST PRINT
5-51 MERCEDES WAY
6-EDGEWOOD,
7-NY
8-11717
Vote by Internet
To vote now by Internet, go to WWW.PROXYVOTE.COM.  Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your notice in hand when you access the web site and follow the instructions.

Meeting Location The Annual Meeting for holders as of 3/7/08 is to be held on 5/6/08 at 10:00 A.M. Local Time at: Bingham McCutchen LLP 150 Federal Street Boston, Massachusetts 02110	Directions/Access to Garage (Entrance on High Street)
• From the North: From I-93 South and the Tobin Bridge, take Exit 23 (Purchase Street/South Station). Upon exiting proceed on Purchase Street to the fifth set of  traffic lights and turn right onto Summer Street. Turn right at the next set of lights (High Street). Continue on High Street 1-1/2 blocks. The High Street entrance to the garage is just before Congress Street on the left.

• From the South: Take I-93 north to Exit 20 (Mass. Turnpike/South Station. Stay in left lane. While on the long ramp, follow the sign for South Station/Chinatown. Continue straight (Lincoln Street) and at the 3rd traffic light turn right onto Summer Street. Take next left onto High Street. Continue on High Street 1-1/2 blocks. The High Street entrance to the garage is just before Congress Street on the left.

• From the West: Take the Mass. Turnpike (I-90) to Exit 24-A (South Station), following signs for Atlantic Avenue. At the 3rd traffic light, turn left onto Summer Street. Continue on Summer Street through 2 traffic lights, turning right onto High Street. Continue on High Street 1 1/2 blocks. The High Street entrance to the garage is just before Congress street on the left.

• From Logan Airport:: Follow the “Exit” signs from the airport to the Sumner Tunnel. Stay in the left lane of the tunnel. At the end of the tunnel, bear left and follow signs for Government Center. Turn left onto Congress Street. Follow  Congress Street to Purchase Street. Turn right onto Purchase Street. Follow Purchase Street to Summer Street. Turn right onto Summer Street, turn right at the next set of lights (High Street). Continue on High Street 1 1/2 blocks.  The High Street entrance to the garage is just before Congress Street on the left.

Follow signs to the Bingham McCutchen Parking Area (despite any signage stating that the garage is full). Enter the garage, taking a ticket from the machine to open the gate. Drive to the first level. A Standard Parking attendant will part your vehicle after issuing a valet check, to be used for retrieving your vehicle when leaving the building.
From the MBTA Red Line, Amtrak, and Commuter Rail (South Station). Coming out of South Station onto Summer Street, cross Surface Road and walk one block to High Street. Turn right on High Street. Proceed to 80 High Street (80 High Street is an alternate entrance to 150 Federal Street).

THIS AREA RESERVED FOR LANGUAGE PERTAINING TO HOUSEHOLDING IF APPLICABLE.

PAGE B (OF DUPLEX A/B)

Voting Items

1. ELECTION OF DIRECTORS
    Nominees:
    (01)H. Thomas Bryant
    (02)Francis A. Doyle
    (03)John Heil
    (04)Peter K. Hoffman
    (05)Sir Paul Judge
    (06)Nancy F. Koehn
    (07)Christopher A. Masto
    (08)P. Andrews McLane
    (09)Robert B. Trussel, Jr.

2. AMENDMENT TO THE 2003 EQUITY INCENTIVE PLAN

3. RATIFICATION OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS

Our Board of Directors asks you to vote in favor of the director nominees, an amendment to the 2003 Equity Incentive Plan and the ratification of Ernst & Young LLP as the Company’s independent registered public accounting firm. This Proxy Statement provides you with detailed information about each of these matters. We encourage you to read this Proxy Statement carefully.

B A R C O D E

B A R C O D E

CONTROL #     →                            0000  0000  0000
1-BROADRIDGEXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX40
2-FINANCIAL SOLUTIONS
3-ATTENTION
4-TEST PRINT
5-51 MERCEDES WAY
6-EDGEWOOD,
7-NY
8-11717

CONTROL # → 0000 0000 0000 1-BROADRIDGEXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX40 2-FINANCIAL SOLUTIONS 3-ATTENTION 4-TEST PRINT 5-51 MERCEDES WAY 6-EDGEWOOD, 7-NY 8-11717